Banking Should Always Be This Easy.

News Release

3751 Grissom Parkway, Suite 100
Myrtle Beach, SC 29577
843.626.2265

Exhibit 99.1

Contact:      Walt Standish, President and Chief Executive Officer
                      843.916.7813
                      Gary Austin, Executive Vice President and Chief Financial Officer
                      843.916.7806

Beach First Announces Earnings for First Quarter 2008

Myrtle Beach, SC, April 28, 2008 — Beach First National Bancshares, Inc. (NASDAQ: BFNB) announced first quarter net income of $883,713, along with record growth in loans and deposits.

Net income for the three months ended March 31, 2008, totaled $883,713 or $0.18 per diluted share, an 18.8 percent increase over the previous quarter, but down significantly from figures reported for the first quarter 2007. The decrease is primarily a result of rate changes that impact our floating rate loans and an increase in the reserve for loan losses.

Total assets grew to $638.8 million, which represents an increase of 15.6 percent from March 31, 2007. Total deposits grew to $493.9 million, an increase of 11.0 percent from March 31, 2007. Total loans grew to $538.9 million, a 20.3 percent increase over the March 31, 2007 figure.

“The economic factors that impacted the banking industry’s performance in the latter half of 2007 have continued into 2008,” said Walt Standish, Beach First president and chief executive officer. “Declining real estate values, unsettled credit markets, and pressure on the net interest margin are issues that banks across the country must continue to manage in 2008. While our earnings increased over the fourth quarter, the real estate markets in Myrtle Beach and Hilton Head Island remain unsettled. We believe that we have a manageable level of problem assets, yet we have increased our loan loss reserve to protect against any further deterioration in real estate values or credit quality.”

Standish added, “The overall growth in our balance sheet indicates that Beach First remains strong and focused on its core banking strengths. During the first quarter, we opened our newest office at 73rd Avenue North in Myrtle Beach. Response to the new location has been extremely positive as we bring our easy way of doing business to consumers and businesses alike. We are confident that Beach First is well positioned to weather these current economic conditions and to achieve continued growth,” he said.

Additional First Quarter Highlights

o	Annualized return on average equity was 6.64 percent for the three months ended March 31, 2008, compared to 14.04 percent for the three months ended March 31, 2007.
o	Annualized return on average assets was 0.56 percent for the three months ended March 31, 2007 compared to 1.21 percent for the same period a year ago.
o	The net interest margin was 3.45 percent for the quarter ended March 31, 2008, compared to 4.39 percent for the same period a year ago.
o	Book value per share stood at $11.11 per share at March 31, 2008 compared to $9.89 per share at March 31, 2007.

(M O R E)

Beach First Announces Earnings for First Quarter 2008                                                                                                                           P. 2

Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina and offers a full line of banking products and services, including NetTeller internet banking. The bank’s mortgage lending division operates six mortgage offices in the Carolinas and mid-Atlantic states. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	March 31,		December 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(audited)
Assets
Cash and due from banks	$5,544,916	$7,654,093	$4,992,634
Federal funds sold and short-term investments	2,091,864	4,655,718	566,044
Investment securities	66,305,216	69,191,574	65,677,993

Portfolio loans, net of unearned	531,546,872	434,129,341	503,432,516
Allowance for loan losses (ALL)	(7,519,960)	(6,172,091)	(6,935,616)

Portfolio loans, net of ALL	524,026,912	427,957,250	496,496,900

Mortgage loans held for sale	7,356,399	13,865,389	6,475,619
Federal Reserve Bank stock	984,000	984,000	984,000
Federal Home Loan Bank stock	3,545,100	2,607,800	3,395,300
Premises and equipment, net	16,188,434	14,967,965	15,746,143
Cash value of life insurance	3,582,672	3,456,029	3,554,807
Investment in BFNB Trusts	310,000	310,000	310,000
Other assets	8,871,724	7,157,396	7,788,978

Total assets	$638,807,237	$552,807,214	$605,988,418

Liabilities and shareholders’ equity
Liabilities:
Deposits
Noninterest bearing deposits	$35,925,681	$35,863,807	$33,138,936
Interest bearing deposits	458,007,313	409,193,216	431,059,409

Total deposits	493,932,994	445,057,023	464,198,345
Advances from Federal Home Loan Bank	55,000,000	37,500,000	55,000,000
Federal funds purchased and other borrowings	21,153,488	7,133,561	18,288,148
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	4,595,991	5,526,823	5,613,875

Total liabilities	584,992,473	505,527,407	553,410,368

Shareholders’ equity:
Common stock, $1 par value; 10,000,000 shares
authorized; 4,845,018 issued and outstanding at
March 31, 2008, 4,779,241 at March 31, 2007, and
4,845,018 at December 31, 2007	4,845,018	4,779,241	4,845,018
Paid-in capital	29,499,043	28,695,185	29,494,912
Retained earnings	19,467,137	14,319,179	18,583,425
Accumulated other comprehensive loss	3,566	(513,798)	(345,305)

Total shareholders' equity	53,814,764	47,279,807	52,578,050

Total liabilities and shareholders' equity	$638,807,237	$552,807,214	$605,988,418

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	Three Months Ended		For the Year Ended
	March 31,		December 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(audited)
Interest income
Interest and fees on loans	$10,159,454	$9,700,238	$41,064,557
Investment securities	998,444	904,843	3,698,507
Federal funds sold and short term investments	71,602	72,477	319,985
Other	5,312	5,899	23,970

Total interest income	11,234,812	10,683,457	45,107,019
Interest expense
Deposits	5,097,125	4,467,284	18,802,056
Advances from the FHLB, federal funds purchased
and other borrowings	742,935	536,958	2,877,462
Junior subordinated debentures	174,378	197,468	802,455

Total interest expense	6,014,438	5,201,710	22,481,973

Net interest income	5,220,374	5,481,747	22,625,046
Provision for loan losses	746,000	351,200	2,045,600

Net interest income after provision for loan losses	4,474,374	5,130,547	20,579,446

Noninterest income
Service fees on deposit accounts	154,044	135,488	568,760
Mortgage production related income	740,001	1,772,672	4,911,705
Merchant income	153,687	96,565	665,811
Gain on sale of investment securities	-	-	7,904
Income from cash value life insurance	33,527	36,759	152,086
Gain on sale of fixed assets	220	3,850	6,324
Other income	298,544	241,289	1,265,194

Total noninterest income	1,380,023	2,286,623	7,577,784

Noninterest expense
Salaries and wages	1,697,881	2,332,432	7,760,272
Employee benefits	401,208	400,906	1,646,093
Supplies and printing	52,267	51,182	199,977
Advertising and public relations	182,400	143,606	615,552
Professional fees	142,436	127,989	725,122
Depreciation and amortization	268,937	252,598	1,060,255
Occupancy	410,615	464,283	1,719,491
Data processing fees	186,300	171,457	748,446
Mortgage production related expense	169,667	380,697	1,153,246
Merchant processing	157,677	111,829	623,947
Other operating expenses	809,364	474,198	2,680,943

Total noninterest expenses	4,478,752	4,911,177	18,933,344

Income before income taxes	1,375,645	2,505,993	9,223,886
Income tax expense	491,932	893,609	3,347,256

Net income	$883,713	$1,612,384	$5,876,630

Basic net income per common share	$0.18	$0.34	$1.22

Diluted net income per common share	$0.18	$0.33	$1.18

Weighted average common shares outstanding - basic	4,845,018	4,769,102	4,817,911
Weighted average common shares outstanding - diluted	4,925,485	4,926,803	4,977,067

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data
(Unaudited)

	Three months	Three months	Full year
	March 31,	March 31,	December 31,
	2008	2007	2007

Net Income	$883,713	$1,612,384	$5,876,630
Average assets	634,628,092	533,374,207	564,196,922
Average equity	53,201,254	45,926,801	48,932,435
Average loans	526,467,333	428,506,579	458,703,105
End of period loans	538,903,271	447,994,730	509,908,135

Return on average assets	0.56%	1.21%	1.04%
Return on average equity	6.64%	14.04%	12.01%

Allowance for loan losses	$7,519,960	$6,172,091	$6,935,616
Net charge-offs	161,656	17,161	948,036
Allowance for loan losses to total loans	1.40%	1.38%	1.36%
Net charge-offs to average total loans (annualized)	0.12%	0.02%	0.21%

Total nonperforming loans	$5,119,312	$1,088,422	$2,902,888
Total other real estate owned	1,545,647	670,310	15,000

Total nonperforming assets	6,664,959	1,758,732	2,917,888
Nonperforming loans as a percent of total loans	1.24%	0.24%	0.57%
Total nonperforming assets as a percent of total assets	1.04%	0.32%	0.48%
Allowance for loan losses to nonperforming loans (coverage)	146.89%	567.07%	238.92%

Interest rate spread	2.96%	3.84%	3.63%
Net interest margin	3.45%	4.39%	4.20%